Exhibit 99.1

Contact:	Envision Healthcare Holdings, Inc.	AMSURG Corp.
	Bob Kneeley	Claire M. Gulmi
	Vice President, Investor Relations	Executive Vice President and Chief Financial Officer
	303-495-1245	615-665-1283

ENVISION HEALTHCARE AND AMSURG SHAREHOLDERS APPROVE MERGER

Greenwood Village, Colorado & Nashville, Tennessee (November 28, 2016) — Envision Healthcare Holdings, Inc. (NYSE: EVHC, “Envision”) and AMSURG Corp. (NASDAQ: AMSG, “AMSURG”) announced that the shareholders of both companies voted to approve the previously announced merger of the two companies at separate special meetings held today.

Holders of over 82 percent of shares of Envision’s common stock outstanding and entitled to vote, or over 96 percent of votes cast, voted to approve the merger. Holders of 88 percent of shares of AMSURG’s common stock outstanding and entitled to vote, or over 99 percent of votes cast, voted to approve the merger. Envision and AMSURG will each file a Form 8-K later today disclosing the full voting results.

The combination of Envision and AMSURG brings together two leading, complementary healthcare companies to form one of the nation’s largest healthcare provider organizations, well positioned to help shape the future of healthcare delivery. The companies expect to complete the merger on December 1, 2016.

No Offer / Additional Information and Where to Find It

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities with respect to the proposed business combination between Envision and AMSURG or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The proposed business combination between Envision and AMSURG was approved by their respective shareholders on November 28, 2016. On August 4, 2016, AMSURG caused its newly formed, wholly owned subsidiary, New Amethyst Corp. (“New Amethyst”), to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (File No. 333-212885) that constitutes a prospectus of New Amethyst and a joint proxy statement of Envision and AMSURG. The SEC declared the Form S-4, as subsequently amended, effective on October 19, 2016.  Envision and AMSURG have caused the definitive joint proxy statement/final prospectus to be mailed to their respective shareholders, as required by applicable law. This communication is not a substitute for the definitive joint proxy statement/final prospectus, or any other document that may be filed with the SEC in connection with the proposed business combination. Investors and shareholders are urged to read carefully and in their entirety the definitive joint proxy statement/final prospectus delivered to shareholders, and any other relevant documents that are filed with the SEC when they become available, because they contain important information about the proposed business combination and related matters. Investors and shareholders may obtain free copies of the definitive joint proxy statement/final prospectus and other documents containing important information about Envision, AMSURG and New Amethyst, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Envision and AMSURG make available free of charge at www.evhc.net and www.amsurg.com, respectively (in the “Investors” section), copies of materials they file with, or furnish to, the SEC.

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Forward-Looking Statements

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Envision’s and AMSURG’s objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Envision and AMSURG intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by Envision’s and AMSURG’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and Envision and AMSURG undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that Envision and AMSURG have filed with the SEC; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to consummate the business combination between Envision and AMSURG and the timing of the closing of the business combination; (viii) the ability to successfully integrate Envision’s and AMSURG’s operations and employees; (ix) the ability to realize anticipated benefits and synergies of the business combination; (x) the potential impact of announcement of the business combination or consummation of the transaction on relationships, including with employees, customers and competitors; and (xi) other circumstances beyond Envision’s and AMSURG’s control. Refer to the section entitled “Risk Factors” in Envision’s and AMSURG’s recent filings with the SEC, including their annual and quarterly reports for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.

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